SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C.  20549


                                  FORM 8-K


                               CURRENT REPORT


 Pursuant to Section 13 or 15(d) of  the Securities Exchange Act of 1934


       Date of Report:   	July 9, 1997
       Date of earliest
       event reported:   	July 9, 1997



                        Apple Computer, Inc.
         (Exact name of registrant as specified in its charter)


         California       	    0-10030	       94-2404110
(State or other jurisdiction of  (Commission File   (I.R.S. Employer
incorporation or organization)	    Number)         Identification No.)





             1 Infinite Loop, Cupertino, California 95014
               (Address of principal executive offices)


  Registrant's telephone number, including area code: (408) 996-1010


				Not Applicable
      (Former name or former address, if changed since last report.)


Exhibit Index on Page 4


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INFORMATION INCLUDED IN THIS REPORT

Items 1 through 4, 6 and 8 Not Applicable.

Item 5.	Other Events.

	(i)	Reference is made to the press release issued to the public
by the registrant on July 9, 1997, the text of which is attached hereto as an exhibit, for a description of the events reported pursuant to this Form 8-K.


Item 7.	Financial Statements, Pro Forma Financial Information and
Exhibits.

		(c)	Exhibits

		99.1.	Text of press release dated July 9, 1997.


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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


					APPLE COMPUTER,  INC.



					By: /S/ Fred D. Anderson

					Fred D. Anderson,
					Executive Vice
					President and Chief
					Financial Officer

Date: July 28, 1997



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INDEX TO EXHIBITS

Exhibit	Document	Page
99.1	Text of Press Release dated July 9, 1997	5








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Apple Board Announces the Resignation of Chairman and CEO Gil Amelio

CUPERTINO, Calif. July 9, 1997 Apple today announced that Dr. Gilbert F. Amelio, after consultation with Apple's board of directors, has resigned his positions as chairman of the board and chief executive officer, and that the Company is initiating a search for a new CEO.

Until a new CEO is hired, Fred Anderson, executive vice president and chief financial officer, will assume additional responsibilities for the Company's day-to-day operations, working closely with the board and the executive management team, which includes:
	Fred Anderson - executive vice president and chief financial officer Guerrino De Luca - executive vice president, Marketing
	Dave Manovich - executive vice president, Worldwide Sales and Service Jack Douglas - senior vice president, General Counsel and Secretary Jim McCluney - senior vice president, Operations
	Jon Rubinstein - senior vice president, Hardware Engineering
	Avie Tevanian - senior vice president, Software Engineering

During the interim period, Apple's co-founder and strategic advisor Steve Jobs will assume an expanded role as a key advisor to Apple's board and executive management team.

Heading the search for a new CEO will be a committee composed of Board Vice Chairman A.C. Markkula Jr., Apple Board Director and Chairman of the Board of E.I. du Pont de Nemours and Co. Edgar S. Woolard Jr., Executive Vice President and Chief Financial Officer Fred Anderson, and Apple's strategic advisor Steve Jobs.

"In recent months, Apple has made significant progress in addressing the crises which were threatening its viability," said Woolard. "In pursuit of the best interest of our shareholders and our customers, we now want to move forward and return the Company to growth and sustainable profitability. We believe that with a customer focused CEO and Apple's product and technology portfolio, the Company will have the necessary ingredients to return to success."

"The Company has improved its cash position, reduced operating expenses and improved product quality" said Anderson. "We have also introduced a series of outstanding products, developed a long-term operating system strategy and consolidated our marketing and sales organizations. The executive management team is committed to continue to build on this foundation".
-more-
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Ellen Hancock, executive vice president of Technology, has also announced that she will be leaving the Company. Her responsibilities have been reassigned to Avie Tevanian and Jon Rubinstein.

Apple will announce its third fiscal quarter results on Wednesday July 16,1997.

Apple Computer, Inc., a recognized innovator in the information industry and leader in multimedia technologies, creates powerful solutions based on easy-to-use personal computers, servers, peripherals, software, handheld computers and Internet content. Headquartered in Cupertino, California, Apple develops, manufactures, licenses and markets solutions, products, technologies and services for business, education, consumer, entertainment, scientific and engineering and government customers in more than 140 countries.

Press Contact:					Investor Relations Contact:
Katie Cotton					Nancy Paxton
Apple Computer, Inc.				Apple Computer, Inc.
(408) 974-7269					(408) 974-5420
email: katiec@apple.com				email: paxton1@apple.com

NOTE TO EDITORS: To access Apple press releases, background material, and contact information on the web, visit The Source at: http://www.apple.com/source/. If you are interested in receiving Apple press releases by fax, call 1-800-AAPL-FAX (1-800-227-5329) and enter your PIN number. If you do not have a PIN number, contact Apple's Media Helpline at
(408)974-2042 to request one. If you would like to receive Apple press releases by email, please send an email message to pressrel@thing2.info.apple.com. In the subject field,type the text "subscribe pressrel." To unsubscribe to the Apple press releases mailing list, please send an email message to pressrel@thing2.info.apple.com. In the subject field, type the text "unsubscribe pressrel."


Apple, the Apple logo, Macintosh, Power Macintosh, and PowerBook are registered trademarks of Apple Computer, Inc. Additional company and product names may be trademarks or registered trademarks of the individual companies and are respectfully acknowledged.

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